UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

TechTarget, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33472	04-3483216
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street Newton, Massachusetts	02466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2011 Annual Meeting of Stockholders of TechTarget, Inc. (the “Company”) was held on June 24, 2011 (the “Annual Meeting”). There were 37,622,439 shares of the Company’s common stock eligible to vote and 32,940,843 shares present in person or by proxy at the Annual Meeting. Four items of business was acted upon by stockholders at the Annual Meeting.
1. The following nominees were elected to the Company’s Board of Directors as Class I directors for terms expiring at the 2014 annual meeting of shareholders.

	For	Withheld	Broker Non-Votes
Jay C. Hoag	25,395,444	2,535,775	5,009,624
Roger Marino	22,338,260	5,592,959	5,009,624
2. The appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 was ratified.

For:	32,932,338
Against:	7,218
Abstain:	1,287
3. The shareholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every three years.

Every 1 Year:	6,346,483
Every 2 Years:	14,225
Every 3 Years:	21,561,980
Abstain:	8,501
Broker Non-Votes:	5,009,624
After taking into consideration the foregoing voting results and the Board’s prior recommendation in favor of an advisory shareholder vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every three years.

4. A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	27,900,707
Against:	22,012
Abstain:	8,500
Broker Non-Votes:	5,009,624
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.
Date: June 28, 2011	By:	/s/ Jeffrey Wakely
Jeffrey Wakely
Chief Financial Officer

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